Exhibit 99.1

STATE STREET TO ACQUIRE SUBSTANTIAL PART OF DEUTSCHE BANK’S
GLOBAL SECURITIES SERVICES BUSINESS

Strengthens State Street’s Leadership in Global Investment Servicing

Positions State Street as Leader in Europe’s High-Growth
Investment Servicing Market

State Street to Provide Investment Services for Additional Assets of €350 billion
Managed by Deutsche Asset Management

BOSTON, MA and FRANKFURT, GERMANY, November 5th, 2002 – State Street Corporation (NYSE: STT) announced today that it has signed definitive agreements with Deutsche Bank (NYSE: DB) to acquire substantial parts of Deutsche Bank’s Global Securities Services (GSS) business. Under the terms of the agreement, State Street will pay a purchase price of up to $1.5 billion, subject to adjustments. The purchase price will be paid in cash or a combination of cash and stock. Each company’s Board of Directors has approved the transaction by unanimous vote.

The acquisition strengthens State Street’s position as a leader in global investment services and creates significant economies of scale. State Street is a leading global servicer of public and private pension funds and collective investments, and a global leader in providing securities lending services.

State Street is acquiring Deutsche Bank’s global custody business with assets under custody of approximately €2.2 trillion, fund administration services, Depotbank services (subject to regulatory approval), securities lending, performance measurement (including WM Company), benefit payments businesses, and U.K. and U.S-based domestic custody and securities clearing. Deutsche Bank’s global securities services business is a leading provider of investment services in Europe and a leading provider of Depotbank services in Germany, Italy, Austria and Luxembourg. At the time of closing, State Street will also assume approximately 3,200 employees worldwide, and operations in New York, Nashville, London, Frankfurt, Dublin, Edinburgh and Singapore. Deutsche Bank will retain its sub-custody network in Europe, Latin America and Asia. Deutsche Bank will be State Street’s preferred sub-custodian in selected markets.

Deutsche’s global securities services business serves a large base of investment managers, private and public pension funds and insurance companies in 92 markets. For 2002, the acquired business is expected to have revenues of approximately €700 million.

As part of the agreement, State Street will provide global investment services to Deutsche Asset Management (DeAM), one of Europe’s leading investment managers. Under the long-term agreement, State Street will provide, subject to regulatory approval and DeAM’s fiduciary requirements, custody, fund administration and global securities lending with the potential to expand the mandate to DeAM’s investment management affiliates.

“This acquisition supports our strategy to expand State Street’s scope and scale as the premier partner serving the needs of sophisticated global investors,” said David A. Spina, chairman and chief executive officer of State Street. “We gain important strategic benefits, including a broadened client base around the world to whom we can offer State Street’s high value services. We will also realize economies of scale across our combined operations. This is a unique opportunity to generate long-term value for our stockholders, clients and employees.”

Said Ronald E. Logue, president and chief operating officer of State Street, “This is an important milestone in our continuing efforts to build on our global platform and leadership in our core markets. Deutsche Bank’s depth of talent, first-rate products and services and strong franchises, particularly in Europe and Asia, will all serve to deepen our relationships with existing and potential clients who want a global partner who can provide a full range of front-, middle- and back-office products and services efficiently and cost effectively. Along with the Deutsche Bank business, our new mandate to service the majority of Deutsche Asset Management’s assets under a long-term contract is a particularly attractive part of this agreement.”

Noting State Street’s strong track record in acquiring and integrating complex investment servicing operations, Logue said, “We have selected a team of experienced professionals to design and execute a swift and seamless integration. We expect to start the transition immediately after closing. As part of our unique client-centric focus, our priority is to provide the highest levels of service throughout the integration.”

Under the terms of the agreement, State Street will pay Deutsche Bank an initial payment of approximately $1.2 billion at closing. This amount may be reduced depending on the acquired business’s run rate revenues at closing and certain other factors. State Street has also agreed to make subsequent payments to Deutsche up to an estimated €300 million, based upon the performance of the acquired business post-closing, including adjustments related to revenues generated from the acquired business.

The majority of the payment will be financed using existing resources. State Street will finance approximately $500 million of the purchase price either by issuing equity or equity-related securities to the public, or by issuing State Street stock directly to Deutsche Bank.

Excluding transaction charges associated with the acquisition, the transaction is expected to be dilutive by approximately $0.01 to $0.03 to State Street’s earnings per share in 2003, and accretive by $0.01-$0.03 to State Street’s earnings per share in 2004. State Street anticipates pre-tax cost savings of approximately $125-150 million in the first full year after the close. State Street expects to record $90-110 million of pre-tax restructuring costs associated with the conversion in 2003. The transaction is subject to customary U.S., European and certain country-specific regulatory approvals and is expected to close within the next four months.

“Our divestiture of these businesses to State Street is another important step in the implementation of Deutsche Bank’s strategy to focus on core competencies,” said Jürgen Fitschen, member of the group executive committee of Deutsche Bank. “Given State Street’s commitment to growing their investment services business, their focus on innovative client service and extensive global products, we believe that our Global Securities Services clients, our own asset management business and our GSS staff will benefit from our agreements. We look forward to working closely with State Street to ensure a smooth transition.”

State Street will host a webcast presentation for stockholders and other interested parties today, Tuesday, November 5, 2002, at 9:00 a.m. EST, at www.statestreet.com/stockholder. David Spina will discuss details of the planned acquisition. Supporting exhibits will be available on the website. The presentation will also be accessible via telephone, at +1 913/981-4900 (confirmation code 712428). Recorded replays of the presentation will be available on the web site, and by telephone at +1 402/220-4230, beginning at about 1:00 p.m. EST on Tuesday.

About State Street Corporation
State Street Corporation (NYSE: STT) is the world’s leading specialist in servicing the investment servicing and investment management needs of sophisticated global investors. With $5.7 trillion in assets under custody and $707 billion in assets under management, State Street is headquartered in Boston, Massachusetts and operates in 22 countries and over 100 markets worldwide. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 402/573-3644 outside those countries.

About Deutsche Bank
With about €830 billion in assets and approximately 82,000 employees, Deutsche Bank offers its 12 million clients unparalleled financial services in 75 countries throughout the world. Deutsche Bank ranks among the global leaders in corporate banking and securities, transaction banking, asset management, and private wealth management, and has a significant private & business banking franchise in Germany and other selected countries in Continental Europe.

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including: the risk that the benefits from the purchase may not be realized or may take longer to realize than expected, the risk that the purchase will adversely affect the revenue due to clients that might not consent to the transaction, or the risk that, to the extent the businesses of Deutsche Bank’s Global Securities Services and State Street are expected to provide mutual support for growth, such support may not be realized or take longer to develop than expected. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street’s 2001 annual report and subsequent SEC filings. These include risks and uncertainties relating to synergies achievable with the acquired companies, the value of worldwide financial markets, levels of market interest rates, dynamics of markets served, pricing and competition, and the pace of new business. State Street encourages investors to read the corporation’s annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, November 5, 2002, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.